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                                                                    EXHIBIT 4.09


                                                               November 21, 2006



AJW Partners, LLC AJW Qualified Partners, LLC AJW Offshore, Ltd.
New Millennium Capital Partners, II, LLC
c/o NIR Group, Inc.
1044 Northern Boulevard
Roslyn, New York 11576

Gentlemen:

     This letter is intended to amend the Securities Purchase Agreement (the "Agreement") dated July 25, 2006 by and among Ingen Technologies, Inc. (the "Company"), AJW Qualified Partners, LLC ("Qualified"), New Millennium Capital Partners II, LLC ("NMC"), AJW Offshore, Ltd. ("Offshore") and AJW Partners, LLC ("AJW") (Qualified, NMC, Offshore and AJW are collectively referred to as the "Investors"). The Agreement currently provides for a $2million financing. The Company has been funded $1.3million in gross proceeds to date and is due another $700,000 upon the declaration of an effective registration statement from the Securities and Exchange Commission. It is agreed, that notwithstanding anything to the contrary contained in the Agreement that the financing will now total $1.5million in gross proceeds to the Company with the remaining $200,000 to be funded after the Company receives its initial set of comments from the registration statement scheduled to be filed between November 22 and November
29. All other terms of the Agreement will remain unchanged.




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Page 2
Amendment to Securities Purchase Agreement
November 21, 2006


     To indicate your acceptance, please sign in the indicated space.


                                               Sincerely,


                                               INGEN TECHNOLOGIES, INC.

                                               By: s/s
                                                   Scott Sand
                                                   Chief Executive Officer

Agreed and Accepted


AJW Offshore, Ltd.

By: s/s


AJW Partners, LLC

By: s/s


New Millennium Capital Partners II, LLC

By: s/s


AJW Qualified Partners, LLC

By: s/s